Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 33-51583 and 333-06298 (Microsoft Corporation 1991 Stock Option Plan), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-75243 (Microsoft Corporation Savings Plus 401(k) Plan), 333-91755 (Microsoft Corporation 1999 Stock Option Plan for Non-Employee Directors), 333-52852 (Microsoft Corporation 2001 Stock Plan), 333-102240 (Microsoft Corp 2003 Employee Stock Purchase Plan) of Microsoft Corporation on Forms S-8 and 333-43449 of Microsoft Corporation on Form S-3 of our report dated July 17, 2003 (September 3, 2003, as to certain information in Note 20) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2003.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington

September 3, 2003